Exhibit 10.1
PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS
     THIS PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (“Agreement”) is made and effective as of the date Seller executes this Agreement (“Effective Date”), by and between NNN 3500 Maple VF 2003, LLC, a Delaware limited liability company (“Seller”), and NNN 3500 Maple, LLC, a Delaware limited liability company (“Buyer”), with reference to the facts set forth below. All terms with initial capital letters not otherwise defined herein shall have the meanings set forth in the Defined Terms attached hereto as Exhibit “B” and incorporated herein.
RECITALS
     A. Seller purchased an undivided tenant in common interest in that certain real property, commonly known as 3500 Maple located in Dallas, Texas, as more particularly described in Exhibit “A” attached hereto and incorporated herein and all the improvements situated thereon (“Property”).
     B. Seller desires to sell an undivided interest in the Property to Buyer, and Buyer desires to buy an undivided interest in the Property from Seller, on the terms and conditions set forth in this Agreement.
     C. The Property is subject to the Deed of Trust and the other Loan Documents. Buyer shall assume or acquire the Property subject to the Deed of Trust and the other Loan Documents.
     NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.
     1. Agreement of Purchase and Sale.
          1.1 Purchase, Sale and Purchase Price. In consideration of the covenants herein contained, Seller hereby agrees to sell, and Buyer hereby agrees to purchase, a 53.748% undivided tenancy in common interest in the Property (the “Interest”) at a purchase price (“Purchase Price”) equal to $36,011,160, of which $10,749,600 shall be Cash paid into Escrow and $25,261,560 shall be assumption of the Loan on a joint and several basis (based on a total Purchase Price of $670,000, being $200,000 of equity and $470,000 of assumed debt for each one percent (1%) undivided interest in the Property to be acquired).

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Seller’s Initials	Buyer’s Initials
          1.2 Payment. Buyer shall pay the Purchase Price as follows:
               1.2.1 Buyer’s Deposit. Buyer will be required, within five (5) days of executing and returning the Purchase Agreement and Escrow Instructions, to submit $1.00 of Buyer’s equity investment (“Buyers Deposit”). Upon Opening of Escrow, Buyer’s Deposit shall be placed by Escrow Agent in a non-interest bearing account. However, Buyer’s Deposit may be retained by the Manager (together with interest accrued thereon) as liquidated damages in accordance with Section 6.1. Buyer shall not receive any interest on Buyer’s Deposit unless and until Seller accepts Buyer’s offer and the Opening of Escrow occurs.
               1.2.2 Cash Portion of the Purchase Price. Buyer shall deposit into Escrow the cash portion of the Purchase Price (“Cash Portion”), plus the amount, if any, required of Buyer under Section 4 or any other provision of this Agreement, at least five (5) Business Days before the Close of Escrow.
               1.2.3 Note and Deed of Trust. With respect to the remaining balance of the Purchase Price (“Loan Portion”), Buyer shall assume or take the Interest subject to the Deed of Trust and the other Loan Documents pursuant to the Loan Assumption Documents. In the event Buyer takes title subject to the loan, Buyer and Seller are aware that terms and conditions contained in said existing loan of record may provide for payment in full and/or modification of terms and conditions therein in the event of sale or transfer of subject property to another entity, and therefore the parties do jointly and individually, hold escrow holder free of any and all liability whatsoever with respect to these instructions if any controversy regarding same should arise at any future date. Within five (5) days after Seller’s request, Buyer shall submit applications, financial information and other items required by the Lender in connection with Buyer’s assumption of the Loan Documents.
          1.3 Buyer’s Deliveries. Concurrently with delivery of Buyer’s Deposit or as soon thereafter as requested by Seller, Buyer shall execute, acknowledge (where appropriate) and deposit into Escrow such other documents as may be required by the Transaction Documents or requested by the Lender or Escrow Agent.
     2. Opening and Close of Escrow.
          2.1 Opening of Escrow. Upon execution of this Agreement by Seller, Buyer and Seller shall open Escrow by depositing with Escrow Agent a fully executed original of this Agreement for use as escrow instructions. Escrow Agent shall execute the Consent of Escrow Agent at the end of this Agreement and deliver a fully executed consent to Buyer and Seller. If there is any inconsistency between the provisions of the General Conditions and this Agreement, the provisions of this Agreement shall control. Buyer and Seller agree to execute additional escrow instructions not inconsistent with the terms of this Agreement if reasonably required by Escrow Agent.
          2.2 Seller’s Deliveries. Prior to the Close of Escrow, Seller shall execute, acknowledge (where appropriate) and deposit into Escrow applicable certificates regarding federal and state withholding taxes, a grant deed (“Grant Deed”) in the appropriate form conveying the Interest to Buyer and a general assignment (the “General Assignment”) of all leases, contracts, and, if applicable, any personal property and intangibles.
          2.3 Close of Escrow. Escrow shall close on or before October 16, 2006 by: (i) filing for record the Grant Deed, the Loan Assumption Documents and such other documents as may be necessary to procure Buyer’s Title Policy (as defined below) and (ii) delivering funds, the General Assignment and other documents as set forth in Section 5 IF AND ONLY IF (a) all funds and instruments required pursuant to Sections 1 and 2 have been delivered to Escrow Agent; and (b) each of the conditions precedent set forth in Section 3 has been, or upon such closing shall be, satisfied or waived as provided in Section 3. Escrow Agent is instructed to insert the Closing Date as the date of the Grant Deed and the other Transaction Documents.
          2.4 Latest Closing. If Escrow has not closed by 5:00 p.m. on the Business Day after the Closing Date, for any reason other than the default of either Buyer or Seller under this Agreement, either party who is not then in default may terminate Escrow and this Agreement by written notice to the other party and to Escrow Agent. If this Agreement is so terminated for any reason other than the default of Buyer or Seller hereunder, (i) Buyer and Seller shall promptly execute and deliver any cancellation instructions reasonably requested by Escrow Agent; (ii) Escrow Agent shall return Buyer’s Deposit (and all interest accrued thereon) to Buyer; and (iii) Buyer and Seller shall be released from their obligations under this Agreement, other than any obligations of Buyer that survive termination of this Agreement. If all conditions to the Close of Escrow have been satisfied or waived by the Closing Date and Buyer fails to close Escrow, Seller shall, in addition to any other rights or remedies which Seller may have, be entitled to retain Buyer’s Deposit pursuant to Section 6 and to terminate this Agreement and, upon such termination, Seller shall be released from all obligations under this Agreement.
     3. Conditions to Closing.
          3.1 Closing Conditions. This Agreement and the obligations of the parties hereunder are subject to satisfaction or waiver (by the party in whose favor the condition precedent has been established) of all the conditions precedent set forth below.
               3.1.1 Review of Preliminary Report. Prior to the date hereof, Seller has reviewed on behalf of the Buyer and approved the Preliminary Report, the Permitted Exceptions and copies of all recorded documents described in the Preliminary Report. If any new exceptions to title appear of record prior to the Closing Date, Escrow Agent shall deliver to Seller and Buyer a supplemental preliminary report (“Supplemental Report”)

issued by Title Company, together with legible copies of all recorded documents. Buyer shall have three (3) Business Days to review and deliver to Seller and Escrow Agent notice of approval or disapproval of any Supplemental Report; provided, however, that Buyer shall not unreasonably withhold its approval of any items, including, without limitation, easements, rights-of-way and other matters which do not have a material and adverse impact on the value of the Interest. Buyer’s failure to deliver notice of disapproval shall be deemed to be Buyer’s approval of any Supplemental Report. If Buyer delivers notice of disapproval and Seller elects in its sole discretion to do so, within five (5) Business Days of the delivery of Buyer’s notice, Seller may elect by written notice to Buyer to remove (or otherwise cure in a manner reasonably satisfactory to Buyer) any disapproved items at or prior to the Closing Date. If Seller does not deliver such written notice to Buyer, Seller shall be deemed to have elected not to remove (or otherwise cure) the disapproved items. If Seller elects not to remove any such item(s), Buyer may either waive its prior disapproval or terminate this Agreement by delivering a written notice of termination to Seller within three (3) Business Days after Seller’s election. If Buyer does not elect to terminate this Agreement as provided above, Buyer shall be deemed to have waived its disapproval. If Buyer so delivers notice of its election to terminate this Agreement, then this Agreement shall terminate as provided in Section 2.4 above.
               3.1.2 Title Insurance. The Title Company shall be unconditionally committed to issue, immediately following recording of the Grant Deed, a customary policy of title insurance (“Title Policy”), with liability in the amount of the Purchase Price and insuring fee title to the Interest vested in Buyer. Buyer shall take title to the Interest subject to the Permitted Exceptions.
               3.1.3 Intentionally deleted.
          3.2 Failure of Conditions Precedent. Sections 3.1.1 and 3.1.2 are for Buyer’s benefit and may only be waived by Buyer. Section 3.1.3 is for the mutual benefit of the parties and may only be waived by both Seller and Buyer. If any of the foregoing conditions precedent are neither satisfied nor waived by the Closing Date, then either party, if not then in default hereunder, may terminate the Escrow and this Agreement in accordance with Section 2.4.
          3.3 Rescission Rights. Buyer may terminate this Agreement and obtain a return of Buyer’s Deposit if he receives from the Manager, subsequent to the date hereof, an environmental assessment, an engineering report, or Loan Documents for the Property or modifications or amendments of any of the Transaction Documents that, in Buyer’s sole reasonable discretion, contains information that shows that the purchase of Interests is not appropriate for Buyer. Any such termination notice shall be given within three (3) days after receipt of the applicable document or will be deemed waived.
     4. Prorations, Fees and Costs.
          4.1 Prorations. There shall be no prorations of taxes, rental payments or other expenses between Seller and Buyer.
          4.2 Buyer’s Fees and Costs. Buyer will pay: (a) Escrow Agent’s Escrow fee for the sale of the Interest, (b) all document-drafting and recording charges, (c) a loan fee in the amount of one percent (1%) of the Loan Portion of the Purchase Price (the “Loan Fee”) and other lender related charges, including processing and legal fees, if any, (d) the cost of the Title Policy and any title endorsements Buyer requests from the Title Company, and (e) City/County Documentary Transfer Tax or similar charges in the amount Escrow Agent determines to be required by law. In addition, Buyer will credit Seller for other costs incurred by Seller. The total fees, costs and credit from Buyer will be approximately $868,000 and are to be determined on the Closing Date. Any final True Up between Buyer and Seller will take place after the Closing Date and outside of escrow.
          4.3 Escrow Cancellation and Title Charges. If Escrow fails to close due to Buyer’s default under this Agreement, Buyer shall pay all escrow cancellation and title charges. If Escrow fails to close for any other reason other than the foregoing, Seller shall pay any escrow cancellation and title charges.

     5. Distribution of Funds and Documents.
          5.1 Deposit of Funds. After the Opening of Escrow, all cash, if any, received hereunder by Escrow Agent shall, until the Close of Escrow, be kept on deposit with other escrow funds in Escrow Agent’s general escrow account(s), in any state or national bank, and may be transferred to any other such general escrow account(s).
          5.2 Disbursements. Escrow Agent at the Close of Escrow will hold for personal pickup, or if requested, wire transfer to an account designated by the party receiving such funds, the following: (i) to Seller, or order, the Cash Portion of the Purchase Price, plus any proration or other credits to which Seller will be entitled less any appropriate proration or other charges due Buyer, (ii) to Seller or Lender, the Loan Fee and (iii) to Buyer, or order, Buyer’s Deposit and any excess funds previously delivered to Escrow Agent by Buyer. All other disbursements by Escrow Agent shall be made by checks of Escrow Agent.
          5.3 Recorded Documents. Escrow Agent will cause the County or City Recorder to mail the Grant Deed (and each other document which is herein expressed to be, or by general usage is, recorded) after recordation, to the grantee, beneficiary or person (i) acquiring rights under said document or (ii) for whose benefit the document was acquired. At the Close of Escrow, Escrow Agent will deliver to Seller a copy (conformed to show recording date) of the Grant Deed and each document recorded to place title in the condition required by this Agreement.
          5.4 Unrecorded Documents. At the Close of Escrow, Escrow Agent will deliver by United States mail (or will hold for personal pickup, if requested) each nonrecorded document received hereunder by Escrow Agent to the payee or person acquiring rights under said document or for whose benefit said document was acquired.
     6. Default.
          6.1 LIQUIDATED DAMAGES. IF ESCROW FAILS TO CLOSE DUE TO BUYER’S DEFAULT, IT IS AGREED THAT THE AMOUNT OF BUYER’S DEPOSIT (TOGETHER WITH INTEREST THEREON) SHALL BE RETAINED AND ACCEPTED BY MANAGER AS LIQUIDATED DAMAGES AND NOT AS A PENALTY AND SELLER SHALL BE RELEASED FROM ITS OBLIGATION OF SELLING THE INTEREST TO BUYER. IT IS AGREED THAT SAID AMOUNT CONSTITUTES A REASONABLE ESTIMATE OF THE DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTION 1671 ET SEQ. THE PARTIES FURTHER ACKNOWLEDGE AND AGREE THAT THE AMOUNT OF LIQUIDATED DAMAGES IS FAIR AND REASONABLE CONSIDERING ALL OF THE FACTS AND CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, INCLUDING THE RELATIONSHIP OF SUCH AMOUNT TO THE RANGE OF HARM TO SELLER THAT COULD BE ANTICIPATED, AND THE ANTICIPATION THAT PROOF OF CAUSATION, FORESEEABILITY AND ACTUAL DAMAGES WOULD BE COSTLY AND/OR IMPRACTICAL. BUYER AND SELLER AGREE THAT IT IS IMPOSSIBLE OR IMPRACTICAL TO PRESENTLY PREDICT WHAT MONETARY DAMAGES WOULD BE SUFFERED IN SUCH EVENT. BUYER DESIRES TO LIMIT THE MONETARY DAMAGES FOR WHICH BUYER MIGHT BE LIABLE HEREUNDER AND BUYER AND SELLER AND MANAGER DESIRE TO AVOID THE COSTS AND DELAYS THEY WOULD INCUR IF A LAWSUIT WERE COMMENCED TO COLLECT DAMAGES AND THEREFORE AGREE THAT SUCH LIQUIDATED DAMAGES SHALL CONSTITUTE THEIR SOLE AND EXCLUSIVE REMEDY IF ESCROW FAILS TO CLOSE DUE TO BUYER’S DEFAULT. BY INITIALING THIS PROVISION BELOW, THE PARTIES SPECIFICALLY CONFIRM THE ACCURACY OF SUCH FACTS, THE FACT THAT THEY POSSESS APPROXIMATELY EQUAL BARGAINING STRENGTH AND SOPHISTICATION AND THE FACT THAT EACH OF THEM WAS REPRESENTED BY COUNSEL WHEN ENTERING INTO THIS AGREEMENT, WHICH COUNSEL EXPLAINED THE CONSEQUENCES OF THIS SECTION TO THEM AT THE TIME THIS AGREEMENT WAS MADE. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT ANY OBLIGATIONS OF BUYER OTHER THAN A DEFAULT CAUSING ESCROW TO FAIL TO CLOSE THAT SURVIVE THE CLOSE OF ESCROW OR EARLY TERMINATION OF THIS AGREEMENT AND SELLER SHALL HAVE THE RIGHT TO PURSUE ANY CAUSE OF ACTION IT MAY HAVE AGAINST BUYER FOR BUYER’S FAILURE TO PERFORM ANY OTHER COVENANT UNDER THE TRANSACTION DOCUMENTS OR UNDER THIS AGREEMENT AFTER THE CLOSE OF ESCROW

OR EARLIER TERMINATION OF THIS AGREEMENT. BY THE ACT OF AN AUTHORIZED REPRESENTATIVE OF EACH PARTY AFFIXING HIS OR HER INITIALS HEREIN, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE ABOVE STATEMENTS AND ITS AGREEMENT WITH THEM.

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Seller’s Initials	Buyer’s Initials
     7. Buyer Representations and Warranties.
          7.1 No Concern of Escrow Agent. Escrow Agent shall have no concern with, or liability or responsibility for, this Section.
          7.2 PURCHASE AS-IS. AS FURTHER PROVIDED IN THE MEMORANDUM, BUYER REPRESENTS AND WARRANTS THAT IT IS RELYING SOLELY UPON ITS OWN INSPECTIONS, INVESTIGATIONS AND ANALYSES OF THE PROPERTY IN ENTERING INTO THIS AGREEMENT AND BUYER IS NOT RELYING IN ANY WAY UPON ANY REPRESENTATIONS, STATEMENTS, AGREEMENTS, WARRANTIES, STUDIES, REPORTS, DESCRIPTIONS, GUIDELINES OR OTHER INFORMATION OR MATERIAL FURNISHED BY SELLER OR ITS REPRESENTATIVES, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER REGARDING ANY SUCH MATTERS AND IS PURCHASING THE INTEREST IN AN “AS-IS” CONDITION. BUYER IS A SOPHISTICATED AND EXPERIENCED REAL ESTATE INVESTOR AND WILL RELY ENTIRELY UPON ITS OWN INDEPENDENT INVESTIGATION AND REVIEW OF THE PROPERTY. BUYER ACKNOWLEDGES THAT, PRIOR TO THE DATE OF THIS AGREEMENT, BUYER HAS HAD THE OPPORTUNITY TO CONDUCT ANY AND ALL PHYSICAL INSPECTIONS OF THE PROPERTY AS BUYER DEEMS NECESSARY, TO REVIEW AND APPROVE EACH OF THE TRANSACTION DOCUMENTS, TO REVIEW AND APPROVE (I) THE OPERATING STATEMENTS FOR THE PROPERTY FOR THE MOST RECENT 12 MONTHS, (II) A CURRENT TENANT RENT ROLL, AND (III) THE MOST RECENT PROPERTY TAX BILLS, AND TO CONDUCT SUCH OTHER TESTS, INVESTIGATIONS AND REVIEW AS BUYER DEEMS NECESSARY. BUYER ACKNOWLEDGES THAT SELLER ONLY RECENTLY ACQUIRED THE PROPERTY AND HAS LIMITED KNOWLEDGE REGARDING THE CONDITION OF THE PROPERTY.
          7.3 NO TAX REPRESENTATIONS. AS FURTHER PROVIDED IN THE ADDENDUM, BUYER REPRESENTS AND WARRANTS THAT IT IS NOT RELYING UPON ANY ADVICE OR ANY INFORMATION OR MATERIAL FURNISHED BY SELLER OR ITS REPRESENTATIVES, WHETHER ORAL OR WRITTEN, EXPRESSED OR IMPLIED, OF ANY NATURE WHATSOEVER REGARDING ANY TAX MATTERS, INCLUDING WITHOUT LIMITATION, A DECISION BY BUYER TO EFFECT A TAX-DEFERRED EXCHANGE UNDER INTERNAL REVENUE CODE SECTION 1031, AS AMENDED. BUYER FURTHER REPRESENTS AND WARRANTS THAT IT HAS INDEPENDENTLY OBTAINED ADVICE FROM ITS OWN INDEPENDENT LEGAL COUNSEL AND/OR TAX ACCOUNTANT REGARDING ANY SUCH TAX-DEFERRED EXCHANGE, INCLUDING, WITHOUT LIMITATION, WHETHER THE ACQUISITION OF THE INTEREST PURSUANT TO THIS AGREEMENT MAY QUALIFY AS PART OF A TAX-DEFERRED EXCHANGE, AND BUYER IS RELYING SOLELY ON SUCH ADVICE.
          7.4 Commissions. The parties mutually warrant and covenant that no brokerage commissions, finder’s fees or similar commissions or fees shall be due or payable on account of this transaction. Each party shall indemnify, protect, defend (with legal counsel acceptable to the other) and hold the other harmless from the claims for such commission or finder’s fees or similar commissions or fees arising out of the actions of the indemnifying party, including, without limitation, attorneys’ fees and costs, incurred in connection therewith or to enforce this indemnity, which indemnities shall survive the Close of Escrow.
          7.5 Intentionally deleted.

     8. General Provisions.
          8.1 Interpretation. The use herein of (i) one gender includes the masculine and the feminine, (ii) the singular number includes the plural, whenever the context so requires and (iii) the words I and me include we and us if Buyer is more than one person. Captions in this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any of the terms hereof. All exhibits referred to herein and attached hereto are incorporated by reference. This Agreement together with the other Transaction Documents contain the entire agreement between the parties relating to the transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.
          8.2 Modification. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement thereof is or may be sought.
          8.3 Cooperation. Buyer and Seller acknowledge that it may be necessary to execute documents other than those specifically referred to herein to complete the acquisition of the Interest as provided herein. Buyer and Seller agree to cooperate with each other in good faith by executing such other documents or taking such other action as may be reasonably necessary to complete this transaction in accordance with the parties’ intent evidenced in this Agreement.
          8.4 Assignment. Buyer shall not assign its rights under this Agreement except for Accommodator without first obtaining Seller’s written consent, which consent may be withheld in Seller’s sole and absolute discretion. No such assignment shall operate to release the assignor from the obligation to perform all obligations of Buyer hereunder. Seller shall have the absolute right to assign its rights and obligations under this Agreement.
          8.5 Notices. Unless otherwise specifically provided herein, all notices, demands or other communications given hereunder shall be in writing and shall be addressed as follows:
If to Seller, to:
Triple Net Properties, LLC, Manager
1551 N. Tustin Avenue, Suite 200
Santa Ana, California 92705
Attn: Anthony W. Thompson, Chairman and Chief Executive Officer
If to Buyer, to Buyer’s Address. Either party may change such address by written notice to Escrow Agent and the other party. Unless otherwise specifically provided for herein, all notices, payments, demands or other communications given hereunder shall be deemed to have been duly given and received: (i) upon personal delivery, or (ii) as of the third business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as set forth above, or (iii) the immediately succeeding Business Day after deposit with Federal Express or other similar overnight delivery system.
          8.6 Eminent Domain. If, prior to the Close of Escrow, all of the Property is taken or appropriated by any public or quasi-public authority under the power of eminent domain or Seller receives actual notice of any pending or threatened condemnation proceedings affecting all of the Property, then Buyer may terminate this Agreement without further liability hereunder and the parties shall proceed in accordance with Section 2.4. In the event of a partial taking of the Property or the threatened partial taking of the Property with respect to which Seller has received actual notice that materially and adversely affects the ability to operate the Property for the purposes it is currently operated, then Buyer can elect to either (a) terminate this Agreement in accordance with Section 2.4, or (b) purchase the Interest with a reduction in the Purchase Price in an amount equal to condemnation award received from the condemning authority with respect to the Interest. In the event of a threatened taking or a lack of finality of any proceedings to determine the award in an actual taking, Escrow shall close and Seller shall assign to Buyer its interest in any condemnation award with respect to the Interest made by the governmental entity.

          8.7 Loss or Damage. Buyer shall have no right to terminate this Agreement in the event of any loss or damage to the Property, provided that Buyer shall have the right to receive an assignment of any insurance proceeds received by Seller with respect to such loss upon the Close of Escrow. The parties acknowledge and agree in no event shall the Close of Escrow be extended due to any such loss or damage. Notwithstanding the foregoing, the assignment of any insurance proceeds as provided herein shall not include any proceeds received for items not related to the physical condition of the Property, such as proceeds from Seller’s business interruption insurance, if any.
          8.8 Periods of Time. All time periods referred to in this Agreement include all Saturdays, Sundays and state or United States holidays, unless Business Days are specified, provided that if the date or last date to perform any act or give any notice with respect to this Agreement falls on a Saturday, Sunday or state or national holiday, such act or notice may be timely performed or given on the next succeeding Business Day.
          8.9 Counterparts. This Agreement may be executed in counterparts, all of which when taken together shall be deemed fully executed originals.
          8.10 Attorneys’ Fees. If either party commences litigation for the judicial interpretation, enforcement, termination, cancellation or rescission hereof, or for damages (including liquidated damages) for the breach hereof against the other party, then, in addition to any or all other relief awarded in such litigation, the substantially prevailing party therein shall be entitled to a judgment against the other for an amount equal to reasonable attorneys’ fees and court and other costs incurred.
          8.11 Joint and Several Liability. If any party consists of more than one person or entity, the liability of each such person or entity signing this Agreement shall be joint and several.
          8.12 Choice of Law. This Agreement shall be construed and enforced in accordance with the laws of the State where the Property is located, without regard to its conflicts of laws principles.
          8.13 Time. Time is of the essence with respect to all dates set forth in this Agreement.
          8.14 Third Party Beneficiaries. Buyer and Seller do not intend to benefit any party (including any other Tenants in Common) that is not a party to this Agreement and no such party shall be deemed to be a third party beneficiary of this Agreement or any provision hereof.
          8.15 Severability. If any term, covenant, condition, provision or agreement herein contained is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, such fact shall in no way affect the validity or enforceability of the other portions of this Agreement.
          8.16 Election to Effect an Internal Revenue Code Section 1031 Exchange. In the event Buyer so elects, Seller agrees to accommodate Buyer in effecting a tax-deferred exchange under Internal Revenue Code Section 1031, as amended. Buyer shall have the right to elect a tax-deferred exchange at any time prior to the Closing Date. If Buyer elects to effect a tax-deferred exchange, Seller agrees to execute revised or additional escrow instructions, documents, agreements, or instruments to effect the exchange, provided that Seller shall incur no additional costs, expenses, fees or liabilities, nor shall the closing be delayed, as a result of the exchange. Buyer may assign this Agreement to an accommodator in order to effect such exchange and, thereafter, such assignee will perform Buyer’s obligations under this Agreement.
          8.17 Binding Agreement. Subject to any limitation on assignment set forth herein, all terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and assigns.
          8.18 ARBITRATION OF DISPUTES.
               8.18.1 ALL CLAIMS SUBJECT TO ARBITRATION. ANY DISPUTE, CONTROVERSY OR OTHER CLAIM ARISING UNDER, OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY AMENDMENT THEREOF, OR

THE BREACH OR INTERPRETATION HEREOF OR THEREOF, SHALL BE DETERMINED AND SETTLED BY BINDING ARBITRATION IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA, IN ACCORDANCE WITH TITLE 9 OF THE CALIFORNIA CIVIL CODE AND THE CODE OF CIVIL PROCEDURE, INCLUDING SPECIFICALLY CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 1283.05 AND 1283.1, AND THE RULES AND PROCEDURES OF THE AMERICAN ARBITRATION ASSOCIATION. THE SUBSTANTIALLY PREVAILING PARTY SHALL BE ENTITLED TO AN AWARD OF ITS REASONABLE COSTS AND EXPENSES INCLUDING BUT NOT LIMITED TO ATTORNEY’S FEES AND COSTS. ANY AWARD RENDERED THEREIN SHALL BE FINAL AND BINDING ON EACH AND ALL OF THE PARTIES THERETO AND THEIR PERSONAL REPRESENTATIVES, AND JUDGMENT MAY BE ENTERED THEREON IN ANY COURT OF COMPETENT JURISDICTION.
               8.18.2 WAIVER OF LEGAL RIGHTS. BY INITIALING IN THE SPACE BELOW, THE PARTIES ACKNOWLEDGE AND AGREE TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THIS ARTICLE DECIDED BY NEUTRAL ARBITRATION AS PROVIDED UNDER CALIFORNIA LAW AND THAT THEY ARE WAIVING ANY RIGHTS THEY MAY POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR BY JURY TRIAL. THE PARTIES FURTHER ACKNOWLEDGE AND AGREE THAT THEY ARE WAIVING THEIR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL EXCEPT TO THE EXTENT SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THIS ARTICLE. IF EITHER PARTY REFUSES TO SUBMIT TO ARBITRATION AFTER EXECUTION OF THIS AGREEMENT AND INITIALING BELOW, SUCH PARTY MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. EACH PARTY’S AGREEMENT TO THIS ARTICLE IS VOLUNTARY. THE PARTIES HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THIS ARTICLE TO NEUTRAL ARBITRATION.

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Seller’s Initials	Buyer’s Initials
          8.19 ACCEPTANCE OR REJECTION OF BUYER’S OFFER. THIS AGREEMENT DOES NOT CONSTITUTE AN OFFER OF ANY KIND BY SELLER AND SHALL NOT BIND SELLER UNLESS DULY EXECUTED AND DELIVERED BY SELLER. TO SUBMIT AN OFFER, BUYER SHALL DELIVER TO ESCROW AGENT (1) THREE COMPLETED AND EXECUTED ORIGINALS OF THIS AGREEMENT (2) CASH IN THE AMOUNT OF BUYER’S DEPOSIT AND (3) THE PURCHASER QUESTIONNAIRE. SELLER SHALL HAVE 15 DAYS TO EITHER ACCEPT OR REJECT BUYER’S OFFER. IF SELLER DOES NOT ACCEPT BUYER’S OFFER WITHIN SUCH 15-DAY PERIOD, THE OFFER SHALL BE DEEMED REJECTED. IN THE EVENT THE OFFER IS REJECTED, BUYER’S DEPOSIT SHALL BE RETURNED TO BUYER WITHOUT INTEREST AND THIS AGREEMENT SHALL NOT BECOME EFFECTIVE.
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     IN WITNESS WHEREOF, this Agreement has been executed as of the Effective Date.

SELLER:

NNN 3500 Maple VF 2003, LLC,
a Delaware limited liability company,

By:	Triple Net Properties, LLC,
a Virginia limited liability company,
Manager

	By:	/s/ Richard T. Hutton

	Name:	Richard Hutton
	Title:	Executive Vice President

Dated:	10/16, 2006

BUYER:

NNN 3500 Maple, LLC,
a Delaware limited liability company,

By:	Triple Net Properties, LLC,
a Virginia limited liability company,
Manager

	By:	/s/ Louis Rogers

	Name:	Louis Rogers
	Title:	President

Dated:	10/16, 2006
PARTIES MUST ALSO INITIAL SECTIONS 6.1 AND 8.18.2
BUYER MUST ALSO INITIAL FRONT PAGE